UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

Magnum Hunter Resources Corporation
(Name of Registrant as Specified in its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGNUM HUNTER RESOURCES CORPORATION 777 Post Oak Blvd, Suite 650 Houston, Texas 77056 (832) 369-6986

April 20, 2011

Dear Fellow Stockholder:

The 2011 annual and special meetings of stockholders of Magnum Hunter are just over a week away and according to our latest records, we have not received your proxy. Your Board of Directors recommends that stockholders vote “FOR” Proposal 1, 3, 4, 5, 6, 7, 9, “FOR” all nominees in Proposal 2, and vote “3 YEARS” on Proposal 8.

Time is short and your vote is extremely important. Please VOTE TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have any questions or need any assistance in voting your shares, please contact our Proxy Solicitor at 1-800-967-4617.

Thank you for your cooperation.

Very truly yours,

/s/ Gary C. Evans

Gary C. Evans
Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call 800-690-6903.Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

MAGNUM HUNTER RESOURCES CORPORATION MESSAGE COMMON STOCKHOLDERS

Corporate Participant:

Gary C. Evans
Magnum Hunter Resources Corporation – Chairman and Chief Executive Officer

COMMON SCRIPT

Hello. This is Gary C. Evans, I am Chairman and Chief Executive Officer of Magnum Hunter Resources Corporation, a public company traded on the New York Stock Exchange.

I am calling you today because you are a current holder of our Company’s Common Stock and we urgently need your support on the proposals to be acted on at the annual and special meetings of Common Stockholders set for April 29, 2011.

The quickest way to record your vote is by using the phone or internet.  All the details, including your control number, are in the packages we have already sent to you in the mail. If you have any questions or would like to place your vote by phone, please call our proxy solicitor, toll free, at1.800.967.4617. Again, that number is 1.800.967.4617. You may vote by phone or the internet up to midnight on April 28, 2011, but we urge you to vote as soon as possible.

All of us at Magnum Hunter Resources Corporation sincerely thank you for your time, your vote, and your continued interest in our Company.

Good bye.

MAGNUM HUNTER RESOURCES CORPORATION 777 Post Oak Blvd, Suite 650 Houston, Texas 77056 (832) 369-6986
April 20, 2011

Dear Series C Preferred Stockholder:

The 2011 special meeting of Series C Preferred Stockholders of Magnum Hunter is just over a week away and according to our latest records, we have not received your proxy. Your Board of Directors recommends that stockholders vote “FOR” the proposal to amend Magnum Hunter’s Certificate of Incorporation to increase the authorized shares of Magnum Hunter Preferred Stock to 15,000,000.

Your board of directors believes it is desirable to increase the number of authorized shares of preferred stock in order to provide it with adequate flexibility in corporate planning and strategies.

•
The availability of additional authorized shares of preferred stock could be used for a number of purposes, including corporate financing, public or private offerings of preferred stock, future acquisitions, stock dividends, stock splits, and strategic relationships with corporate partners.

•
The availability of additional authorized shares of preferred stock is particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of preferred stock.

Time is short and your vote is extremely important. Please VOTE TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have any questions or need any assistance in voting your shares, please contact our Proxy Solicitor at 1-800-967-4617.

Thank you for your continued support.

Very truly yours,

/s/ Gary C. Evans

Gary C. Evans
Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call 800-690-6903. Have your control number listed on your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on your voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your voting instruction form and return it in the postage-paid return envelope provided.

MAGNUM HUNTER RESOURCES CORPORATION MESSAGE PREFERRED STOCKHOLDERS

Corporate Participant:

Gary C. Evans
Magnum Hunter Resources Corporation – Chairman and Chief Executive Officer

PREFERRED SCRIPT

Hello. This is Gary C. Evans, I am Chairman and Chief Executive Officer of Magnum Hunter Resources Corporation, a public company traded on the New York Stock Exchange.

I am calling you today because you are a current holder of our Company’s Preferred Stock and we urgently need your support on the proposals to be acted on at the special meeting of Preferred Stockholders set for April 29, 2011.

The quickest way to record your vote is by using the phone or internet.  All the details, including your control number, are in the packages we have already sent. If you have any questions or would like to place your vote by phone, please call our proxy solicitor, toll free, at1.800.967.4617. Again, that number is 1.800.967.4617. You may vote by phone or the internet up to midnight on April 28, 2011, but we urge you to vote as soon as possible.

All of us at Magnum Hunter Resources Corporation sincerely thank you for your time, your vote, and your continued interest in our Company.

Good bye.